Exhibit 99.1

May 1, 2025

We are pleased to report first quarter results for Union Bankshares, Inc. Consolidated net income for the three months ended March 31, 2025, was $2.5 million, or $0.55 per share, compared to $2.4 million, or $0.53 per share, for the same period in 2024. Total assets were $1.52 billion as of March 31, 2025, compared to $1.42 billion as of March 31, 2024, an increase of $107.2 million. On April 16, 2025, the Board of Directors declared a cash dividend of $0.36 per share for the quarter payable May 1, 2025, to shareholders of record as of April 26, 2025.
Loan demand was strong in 2024 and through the first three months of 2025 resulting in an increase of $128.0 million, or 12.3%, to reach $1.16 billion as of March 31, 2025, compared to $1.04 billion as of March 31, 2024. Asset yields continue to improve as new loans are originated at current market rates and principal repayments on older loans are redeployed into new loans. This is expected to continue in the near term. Asset quality remains strong with minimal past due loans and no net losses.
Total deposits were $1.18 billion as of March 31, 2025 compared to deposits of $1.17 billion as of March 31, 2024, and included brokered deposits of $31.0 million and $101.5 million for the respective periods. Borrowed funds were $240.7 million as of March 31, 2025 compared to $150.7 million as of March 31, 2024. The bank subsidiary has undertaken a company wide deposit growth initiative in 2025 and is producing successful outcomes. The overall goal is to increase customer deposits to fund loan demand and while achieving this, we are enhancing the customer experience, proactively identifying customer needs, expanding internal training on products and services, and promoting a collaborative approach amongst all functional areas of the bank. The initiatives will continue through 2025 and beyond.

Consolidated net income was $2.5 million for the quarter of 2025 compared to $2.4 million for the first quarter of 2024, an increase of $84 thousand, or 3.5%. The increase in net income for the comparison periods was due to an increase in net interest income of $1.3 million, partially offset by a decrease of $127 thousand in noninterest income and increases of $465 thousand in credit loss expense and $601 thousand in noninterest expenses. The increase in credit loss expense was to support loan growth and was not due to a deterioration in credit quality.
Locally, snow sports enthusiasts enjoyed an extended season, resulting in a good, but not great, tourism season. Previously planned commercial construction projects are moving forward as planned, though sponsors are in no rush to commit to new projects. Likewise, residential construction continues to be active, with evidence that some homeowners are delaying projects due to economic uncertainty. The economic impact of Federal policy decisions is difficult to discern, making managing a business more challenging than usual. We will continue to manage our company for the long term, for the benefit of all of our stakeholders.
We would like to take this opportunity to remind you of our 134th Annual Meeting of Union Bankshares, Inc., which will be held on May 21, 2025, at 3:00pm at the Stearns Center Performance Space, Vermont State University – Johnson Campus, 337 College Hill Road, Johnson, VT. A reception will be held immediately after the annual meeting.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, 3 loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)			Union Bankshares, Inc.

						DIRECTORS	OFFICERS
						Neil J. Van Dyke - Chair	Neil J. Van Dyke - Chair
ASSETS	March 31, 2025	March 31, 2024		March 31, 2025	March 31, 2024	Timothy W. Sargent - Vice Chair	David S. Silverman - President & CEO

						Joel S. Bourassa	Karyn J. Hale - Chief Financial Officer
				(3 months ended)
						Dawn D. Bugbee	Timothy W. Sargent - Secretary
Cash and Due from Banks	$4,772	$4,123	Interest Income	$18,295	$15,621
						Mary K. Parent	Kristy Adams Alfieri - Assistant Secretary
			Interest Expense	8,025	6,613	Nancy C. Putnam
Federal Funds Sold & Overnight Deposits	8,940	18,536				Gregory D. Sargent
			Net Interest Income	10,270	9,008	David S. Silverman
Interest Bearing Deposits in Banks	7,959	14,441				Janet P. Spitler
			Credit Loss Expense (Benefit)	235	(230)
Investment Securities	249,631	259,281	Net Interest Income After Credit Loss Expense (Benefit)	10,035	9,238	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	4,055	3,415
						DIRECTORS
Loans, net	1,163,321	1,035,976	Wealth Management Income	276	255	Neil J. Van Dyke - Chair	Michael R. Barrett - St. Johnsbury
						Timothy W. Sargent - Vice Chair	Steven J. Bourgeois - St. Albans
Allowance for Credit Losses	(8,110)	(6,645)	Noninterest Income	2,164	2,312	Joel S. Bourassa	Andrew A. Dean - Northern NH
						Dawn D. Bugbee	Stanley T. Fillion - Northern NH
Premises and Equipment, net	19,988	20,738	Noninterest Expenses:			Mary K. Parent	Rosemary H. Gingue - St. Johnsbury
						Nancy C. Putnam	John M. Goodrich - Northern NH
Accrued Interest & Other Assets	74,276	67,732	Salaries & Wages	3,911	3,553	Gregory D. Sargent	Christopher M. Knapp - Northern NH
						David S. Silverman	Coleen K. Kohaut - St. Albans
Total Assets	$1,524,832	$1,417,597	Employee Benefits	1,581	1,489	Janet P. Spitler	Justin P. Lavely - St. Johnsbury
							Daniel J. Luneau - St. Albans
			Occupancy Expense, net	652	569		Samuel H. Ruggiano - St. Albans
							Christine A. Sheley - Northern NH
LIABILITIES & SHAREHOLDERS' EQUITY	March 31, 2025	March 31, 2024	Equipment Expense	1,049	943		David S. Silverman - All
						Union Bank Offices (ATMs at all Branch Locations)
			Other Expenses	2,631	2,669
Noninterest Bearing Deposits	$232,550	$222,128
			Total	9,824	9,223	VERMONT
Interest Bearing Deposits	682,886	649,898	Income Before Taxes	2,651	2,582
						Berlin	1028 US Route 302	802.476.0061
Time Deposits	265,940	299,618	Income Tax Expense	150	165	Fairfax	Jct. Routes 104 & 128	802.849.2600
						Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	240,696	150,696	Net income	$2,501	$2,417	Jeffersonville	5062 VT Route 15	802.644.6600
						Jericho	368 VT Route 15	802.899.7500
Subordinated Notes	16,281	16,247	Earnings Per Share	$0.55	$0.53	Lyndonville	183 Depot Street	802.626.3100
						Morrisville	20 Lower Main Street	802.888.6600
Accrued Interest & Other Liabilities	16,405	15,190	Book Value Per Share	$15.44	$14.12		65 Northgate Plaza	802.888.6860
						Shelburne	5068 Shelburne Road	802.985.0227
Common Stock	10,024	9,991				St. Albans	15 Mapleville Depot	802.524.9000
						St. Johnsbury	Operations and Loan Center
Additional Paid-in Capital	3,190	2,778					364 Railroad Street	802.748.3131
Retained Earnings							Branch
	92,589	90,262					325 Portland Street	802.748.3121
Accumulated Other Comprehensive Loss	(31,434)	(34,894)				Stowe	47 Park Street	802.253.6600
						Williston	Branch
							31 Market St	802.878.7900
Treasury Stock at Cost	(4,295)	(4,317)					Loan Center
							31 Market St	802.865.1000
Total Liabilities & Shareholders' Equity	$1,524,832	$1,417,597
Standby letters of credit were $1,544,000 and $1,552,000 at March 31, 2025 and 2024, respectively.						NEW HAMPSHIRE
						Groveton	3 State Street	603.636.1611
						Littleton	263 Dells Road	603.444.7136
							76 Main Street	603.444.5321
						Lincoln	135 Main Street	603.745.4000
						North Conway	120 North-South Road	603.356.4010